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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 13, 2004 (JUNE 28, 2004)




                       COMMISSION FILE NUMBER: 333-100126

                  BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT
                                    FUND I LP
             (Exact Name of Registrant as Specified in Its Charter)

              TEXAS                                             71-0897613
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


              1323 NORTH STEMMONS FREEWAY, SUITE 211, DALLAS, TEXAS
                                      75207
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (866) 655-1610
              (Registrant's telephone number, including area code)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        On June 28, 2004, Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Partnership"), acquired a two-story office building containing approximately 79,049 rentable square feet, located on approximately 5.1 acres of land (the "Northpoint Property"). The Northpoint Property is located in Dallas, Texas. The purchase price of the Northpoint Property was $5,900,000 plus preliminary closing costs of approximately $218,500. The Partnership used proceeds from its public offering to pay the entire purchase price and all closing costs of the acquisition. The Northpoint Property is held by Behringer Harvard Northpoint I LP, in which Behringer Harvard Northpoint I GP, LLC, a wholly-owned subsidiary of the Partnership, is the general partner and the Partnership is the limited partner. The purchase price for the transaction was determined through negotiations between Northpoint Office Partners, L.P. (the "Seller") and Behringer Harvard Advisors I LP, the Partnership's general partner. In evaluating the Northpoint Property as a potential acquisition and determining the appropriate amount of consideration to be paid, a variety of factors were considered, including overall valuation of net rental income, location, environmental issues, demographics, quality of the tenants, lease terms, price per square foot, and occupancy. The Partnership's general partner believes that the Northpoint Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        HPT Management Services LP (the "Management Company"), an affiliate of the Partnership, has the sole and exclusive right to manage and arrange for leasing of the Northpoint Property. Among other things, the Management Company will have the authority to negotiate and enter into leases of the property on behalf of the Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Partnership provide sufficient funds for the payment of operating expenses. As compensation, the Management Company will receive a property management fee equal to 3.5% of the annual gross revenues.

        The Management Company has subcontracted certain of its on-site management services to Trammell Crow Dallas/Fort Worth, Ltd., an affiliate of Trammell Crow Services, Inc. (collectively, "TCC"). In addition, the Partnership has contracted with TCC for the leasing and disposition of the Northpoint Property. Under this arrangement TCC is to receive 4% of base rent for new leases and lease expansions and renewals that are not co-brokered, and 6.5% of base rent for new leases and lease expansions, extensions and renewals that are co-brokered.

        The Northpoint Property, which was constructed in 1978, is 100% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc. Centex Homes was established in 1950 in Dallas, Texas, and is a building and related services company that is traded on the NYSE under the symbol "CTX". Centex Homes occupies 35,159 square feet for a current monthly base rent of $46,852 under a lease that expires in September 2008. Centex Homes has one five-year renewal option available. Medical Edge Healthcare Group, Inc. is a physician-owned, regionally focused, multi-specialty medical group practice management organization. Medical Edge Healthcare Group, Inc. occupies 42,583 square feet for a current monthly base rent of $29,598 under a lease that expires in December 2008. Medical Edge Healthcare Group, Inc. has two five-year options available.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)     Financial Statements of Businesses Acquired.

        Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Partnership hereby confirms that the required financial statements will be filed on or before September 13, 2004, by amendment to this Form 8-K.

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        (b)     Pro Forma Financial Information.

        See paragraph (a) above.

        (c)     Exhibits.

        None.










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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           Behringer Harvard Mid-Term Value
                                           Enhancement Fund I LP

                                           By:  Behringer Harvard Advisors I LP
                                                Co-General Partner





        Dated:  July 13, 2004              By:  /s/ Gary S. Bresky
                                                --------------------------------

                                                Gary S. Bresky
                                                Chief Financial Officer and
                                                Treasurer







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